                                                                    EXHIBIT 23.1

               INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

    We consent to the incorporation by reference in the Registration Statement of SeraCare, Inc. on Form S-3 of our report dated May 25, 2000, included in the Company's Annual Report on Form 10-KSB of SeraCare, Inc. for the fiscal year ended February 29, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ BDO SEIDMAN, LLP
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BDO Seidman, LLP
Los Angeles, California
February 14, 2001